                                                                    EXHIBIT 99.2


                        NOTICE OF GUARANTEED DELIVERY FOR
                                 ATLAS AIR, INC.

                  This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Atlas Air, Inc. (the "Company") made pursuant to the prospectus, dated __________, 2000 (the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal") if certificates for Old Certificates are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Company prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Wilmington Trust Company (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Certificates pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

              Delivery to: Wilmington Trust Company, Exchange Agent

By Mail, Overnight Delivery:                               By Hand:
  Wilmington Trust Company                         Wilmington Trust Company
  1100 North Market Street                         1105 North Market Street
         Wilmington,                                       1st Floor
     Delaware 19890-0001                          Wilmington, Delaware 19890
 Attention: Corporate Trust                       Attention: Corporate Trust
            Operations -- Atlas Air --                       Operations -- Atlas
            2000 EETC Exchange Offer                         Air -- 2000 EETC
                                                             Exchange Offer

                             Facsimile Transmission:
                                 (302) 651-1079


                              Confirm by Telephone:
                                 (302) 651-8474
                           Corporate Trust Operations


                 Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

Ladies and Gentlemen:

                  Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Certificates set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer -- Guaranteed Delivery Procedures" section of the Prospectus.

Principal Amount of Old Certificates          Name(s) of Record Holder(s):
Tendered:

$                                             ------------------------------
  -----------------------------
                                              ------------------------------
Certificate Nos. (if available)               Address(es):

------------------------------                ------------------------------

------------------------------                ------------------------------

If Old Certificates will be
delivered by book-entry transfer to           Area Code and Telephone Number(s):
The Depository Trust Company,
provide account number.
                                              ------------------------------
                                              Signature(s):
Account
Number
      ------------------------                ------------------------------

                                              ------------------------------

                  THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

                                    GUARANTEE

                    (Not to be used for signature guarantee)


The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office correspondent in the United States or any "eligible guarantor" institution within the meaning of Rule 17Ad-15 of the Exchange Act of 1934, as amended, hereby (a) guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the certificates representing all tendered Old Certificates, in proper form for transfer, or a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
             -----------------          ------------------------------
Address:                                (Authorized Signature)
        ----------------------

------------------------------

Area Code and Telephone
Number:
       -----------------------
                                        Title:
                                              ------------------------
                                        Name:
                                             -------------------------
                                        Date:
                                             -------------------------